Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq.

GEOFFREY ASHBURNE, ESQ.*

JOHN CACOMANOLIS, ESQ.**

CHAD FRIEND, ESQ., LLM

SVETLANA ROVENSKAYA, ESQ.***

OF COUNSEL:

MICHAEL R. GEROE, ESQ.****

CRAIG D. LINDER, ESQ.*****

PETER P. LINDLEY, ESQ., CPA, MBA

STUART REED, ESQ.

MARC S. WOOLF, ESQ.

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in D.C., CA, NY and MO

*****licensed in FL, CA and NY

October 7, 2020

fuboTV Inc.

1330 Avenue of the Americas

New York, NY 10019

Re:	fuboTV Inc. Securities Registered under Registration Statement on Form S-1 (File No. 333-243876) and Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

We have acted as special counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (“Commission”) pursuant to Rule 462(b) of the Securities Act. The Registration Statement relates to the offer and sale by the Company of up to 3,795,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (including 495,000 shares of Common Stock subject to the underwriters’ over-allotment option described in the Registration Statement). The Registration Statement incorporates by reference the Registration Statement on Form S-1 (Registration No. 333-243876), as amended (the “Earlier Registration Statement”), which was declared effective on October 7, 2020, including the prospectus which forms part of the Registration Statement. We understand that the Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and the Earlier Registration Statement and pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Earlier Registration Statement, to be entered into by and among the Company and the underwriters (the “Underwriting Agreement”).

As such special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Registration Statement, including the exhibits thereto and the Earlier Registration Statement, including the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended to date; (c) the Company’s Bylaws, as amended to date; (d) certain resolutions of the board of directors of the Company; (e) the Underwriting Agreement; and (f) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the legal competence of all signatories to such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company

We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

fuboTV Inc. October 7, 2020 Page 2

On the basis of the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Earlier Registration Statement, which is incorporated by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832